EXHIBIT

                                                                            24.1


                       CONSENT OF PINKHAM & PINKHAM, P.C.

                          Certified Public Accountants

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated February 9, 1999, appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1998.

                                        /s/ Pinkham & Pinkham, P.C.
                                        ---------------------------
                                            Pinkham & Pinkham, P.C.
                                            Certified Public Accountants
May 11, 1999
Cranford, New Jersey

514 Centennial Avenue, Cranford, NJ 07016 Tel: 908-653-1710 Fax: 908-653-1713